Exhibit 99.1

Quantum-Si Reports Second Quarter 2024 Financial Results
Announces Release of Version 3 Sequencing Kit
Announces Two Additional Kit Launches Expected by End of 2024
BRANFORD, Conn. -- (BUSINESS WIRE) -- August 7, 2024 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing Company™, today announced financial results for the second quarter ended June 30, 2024.

Press Release Highlights

•Reported revenue of $622,000 in the second quarter of 2024
•Completed the first quarter of full commercial launch of the Platinum® instrument in Q2 2024
•Announces the launch of the version 3 sequencing kit
•Announced appointment of Chuck Kummeth as independent Chairman of the Board of Directors
•Expect to launch a version 2 library prep kit and a barcoding application specific library prep kit by the end of 2024

“I’m pleased with the progress that we made on the commercial ramp up of Platinum during the second quarter. We are seeing strong customer interest in the unique capabilities of Platinum, which was underscored by presentations at major scientific conferences over the last few months, including the American Society of Mass Spectrometry and the European Society for Human Genetics,” said Jeff Hawkins, President and Chief Executive Officer of Quantum-Si. “We are in the early stages of penetrating a large market opportunity in proteomics, as researchers seek a deeper understanding of the importance of protein sequences and identify high value applications of the technology.”

Hawkins continued, “Today, we also announce the launch of our version 3 sequencing kit. This new kit will continue to give customers deeper insights into an ever-expanding number of proteins, more peptides per protein and more amino acids per peptide. We remain laser-focused on delivering a compelling technology roadmap of enhancements to our hardware, software and chemistries and now expect to release a version 2 of our library prep kit as well as a barcoding application specific library prep kit by the end of 2024. We believe these innovations will continue to extend our leadership in protein sequencing. Finally, we added Chuck Kummeth as independent Chairman of our Board of Directors. We look forward to benefitting from the experience Chuck has gained through decades of leadership with leading life sciences tools companies like Bio-Techne and Thermo Fisher Scientific.”
Second Quarter 2024 Financial Results

For the second quarter of 2024, the Company recorded revenue of $622,000. Gross profit was $354,000 and gross margin was 57%. For the six months ended June 30, 2024, the Company recorded revenue of $1.1 million, gross profit of $623,000, and gross margin of 57%. The periodic gross margin rate is expected to be variable in the near term as the Company works through the initial stages of commercialization as well as the timing and mix of product sales between instruments and consumable kits.

Total operating expenses were $26.8 million in the second quarter of 2024, compared to $27.0 million for the same period in the prior year, and $50.4 million for the six months ended June 30, 2024, compared to $56.3 million for the same period in the prior year. Adjusted total operating expenses were $24.4 million in the second quarter of June 30, 2024, compared to $24.0 million for the same period in the prior year, and adjusted total operating expenses for the six months ended June 30, 2024 was $46.3 million compared to $48.7 million for the same period in the prior year. Driven by the Company’s 2023 initiative to enact operating changes to utilize capital in the most efficient manner while accelerating R&D innovation and delivering product enhancements to customers, the overall adjusted operating expenses included reductions in R&D and G&A spend, partially offset with increased spending for commercial operations. Overall, the Company has been able to reduce core areas of spend while accelerating R&D focus, efficiency, and delivery while still funding the Company’s full commercial launch of its Platinum® instrument.
Net loss was $23.1 million in the second quarter of 2024, compared to a net loss of $25.6 million in the same period of the prior year, and a net loss of $42.6 million for the six months ended June 30, 2024, compared to a net loss of $49.2 million for the same period in the prior year. Adjusted EBITDA was negative $22.6 million in the second quarter of 2024, compared to negative $22.9 million in the same period of the prior year, and negative $43.2 million for the six months ended June 30, 2024, compared to negative $46.6 million for the same period in the prior year. A reconciliation of the non-GAAP financial measures adjusted total operating expenses and adjusted EBITDA is provided in a table included in this press release.
As of June 30, 2024, the Company’s cash and cash equivalents and investments in marketable securities were $218.1 million.
2024 Financial Guidance
The Company reaffirms its full year 2024 financial guidance as follows:

Revenue	$3.7 - $4.2 million
Adjusted total operating expenses	Less than $103 million
Total cash usage	Less than $100 million
The Company also maintains the expectation that the balance in cash and cash equivalents and investments in marketable securities of $218.1 million as of June 30, 2024 will provide a runway into 2026.
Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its second quarter 2024 financial results on Wednesday, August 7, 2024, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register here to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.
About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company’s suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at quantum-si.com or follow us on LinkedIn or X.
Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding goodwill impairment, stock-based compensation and restructuring costs. In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend income, unrealized and realized gains and losses on marketable securities, changes in fair value of warrant liabilities and other income or expense.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2024.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development and commercialization of products and services, its anticipated cash runway and its financial guidance for the full year 2024. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum® protein sequencing instrument and kits and the Company’s other products once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$59,552	$133,860
Marketable securities	158,565	123,876
Accounts receivable, net of allowance of $0 and $0, respectively	598	368
Inventory	4,854	3,945
Prepaid expenses and other current assets	2,901	4,261
Total current assets	226,470	266,310
Property and equipment, net	16,211	16,275
Internally developed software, net	124	532
Operating lease right-of-use assets	13,248	14,438
Other assets	695	695
Total assets	$256,748	$298,250
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,379	$1,766
Accrued payroll and payroll-related costs	2,883	4,943
Accrued contracted services	1,645	1,519
Accrued expenses and other current liabilities	3,446	1,815
Current portion of operating lease liabilities	1,655	1,566
Total current liabilities	11,008	11,609
Warrant liabilities	478	1,274
Operating lease liabilities	11,991	13,737
Other long-term liabilities	11	11
Total liabilities	23,488	26,631

Stockholders’ equity
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 122,382,332 and 121,832,417 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	12	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 19,937,500 shares issued and outstanding as of June 30, 2024 and December 31, 2023	2	2
Additional paid-in capital	771,460	767,239
Accumulated other comprehensive loss	(7)	-
Accumulated deficit	(538,207)	(495,634)
Total stockholders’ equity	233,260	271,619
Total liabilities and stockholders’ equity	$256,748	$298,250

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue:
Product	$584	$187	$1,012	$438
Service	38	18	67	21
Total revenue	622	205	1,079	459

Cost of revenue	268	127	456	257

Gross profit	354	78	623	202
Operating expenses:
Research and development	14,381	15,834	26,482	34,001
Selling, general and administrative	12,424	11,136	23,952	22,314
Total operating expenses	26,805	26,970	50,434	56,315
Loss from operations	(26,451)	(26,892)	(49,811)	(56,113)
Dividend and interest income	2,887	2,483	6,461	4,702
(Loss) gain on marketable securities, net	—	(1,181)	—	1,761
Change in fair value of warrant liabilities	477	(310)	796	81
Other (expense) income, net	(12)	327	(19)	385
Loss before provision for income taxes	(23,099)	(25,573)	(42,573)	(49,184)
Provision for income taxes	—	—	—	—
Net loss	$(23,099)	$(25,573)	$(42,573)	$(49,184)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.16)	$(0.18)	$(0.30)	$(0.35)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	141,939	141,507	141,856	140,897

Other comprehensive gain (loss):
Net unrealized gain on marketable securities, net of tax	$28	$—	$—	$—
Foreign currency translation adjustment	(2)	—	(7)	—
Total other comprehensive gain (loss), net of tax	26	—	(7)	—
Comprehensive loss	$(23,073)	$(25,573)	$(42,580)	$(49,184)

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net loss	$(23,099)	$(25,573)	$(42,573)	$(49,184)
Adjustments to reconcile to EBITDA:
Dividend and interest income	(2,887)	(2,483)	(6,461)	(4,702)
Depreciation and amortization	1,387	1,090	2,448	1,893
EBITDA	(24,599)	(26,966)	(46,586)	(51,993)
Adjustments to reconcile to Adjusted EBITDA:
Loss (gain) on marketable securities, net	—	1,181	—	(1,761)
Change in fair value of warrant liabilities	(477)	310	(796)	(81)
Other expense (income), net	12	(327)	19	(385)
Stock-based compensation	2,400	1,865	4,009	5,773
Restructuring costs	31	1,067	174	1,880
Adjusted EBITDA	$(22,633)	$(22,870)	$(43,180)	$(46,567)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Total operating expenses	$26,805	$26,970	$50,434	$56,315
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(2,400)	(1,865)	(4,009)	(5,773)
Restructuring costs	(31)	(1,067)	(174)	(1,880)
Adjusted total operating expenses	$24,374	$24,038	$46,251	$48,662

Investor Contact:
Doug Farrell
VP, Investor Relations
ir@quantum-si.com
Media Contact:
Katherine Atkinson
SVP, Commercial Marketing
media@quantum-si.com
Source: Quantum-Si Incorporated